Exhibit n.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of First Eagle Alternative Capital BDC, Inc. (formerly, THL Credit, Inc.) of our report dated March 5, 2020 relating to the financial statements of First Eagle Logan JV LLC (formerly, THL Credit Logan JV LLC) which appears in First Eagle Alternative Capital BDC, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

December 3, 2020

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